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                                                                    EXHIBIT 99.1

                                        MEDIA CONTACTS:
                                        TransWestern Publishing: Kim Beales
                                                                 (858) 467-2815

                                        Thomas H. Lee Partners:  Caroline Luz

                                                                 (203) 221-2790



FOR IMMEDIATE RELEASE
June 28, 2001


   TRANSWESTERN PUBLISHING COMPLETES $900 MILLION RECAPITALIZATION FOLLOWING
                         ACQUISITION OF WORLDPAGES.COM

                     INVESTOR GROUP PROVIDES GROWTH CAPITAL

        SAN DIEGO -- TransWestern Publishing Company LLC today announced that, concurrent with the acquisition of WorldPages.com, Inc. (NYSE: WPZ), it has completed a recapitalization with an investor group led by Thomas H. Lee Partners, CIVC Partners, LLC (an affiliate of Bank of America Corporation), Providence Equity Partners and TransWestern Publishing management. The $900 million recapitalization represents the first investment for Thomas H. Lee Equity Fund V, L.P., a $6.1 billion private equity fund. Debt financing for the transactions included the issuance of $75 million of senior subordinated notes on May 23, 2001, led by CIBC World Markets Corp. and First Union Securities, Inc. and a $300 million senior credit facility arranged by CIBC World Markets Corp., First Union Securities, Inc. and Fleet Securities, Inc. The law firm of Kirkland & Ellis represented TransWestern Publishing and the investor group led by Thomas H. Lee Partners.

        On Wednesday, June 27, 2001, the WorldPages.com shareholders voted to accept TransWestern Publishing's offer to acquire all outstanding stock for $3 per share in an all cash merger transaction. The transaction, which is now finalized, reflects a total WorldPages.com enterprise value of approximately $215 million including debt assumption. TransWestern Publishing is one of the nation's largest independent telephone directory publishers and WorldPages.com is a leading provider of print and Internet telephone directories.

        TransWestern Publishing's President and Chief Executive Officer Rick Puente commented, "The marriage of these two outstanding companies creates a united company that can serve our customers even better. Of course, we will continue with our basic mission -- to deliver high quality telephone directories and excellent customer service to advertisers and consumers. Two of the best companies in the industry are now one family and we look forward to what we can accomplish together. In addition, the recapitalization provides us with growth capital to continue to execute on an exciting business strategy."

                                 -- continued --


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TRANSWESTERN PUBLISHING
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        As a result of the purchase of WorldPages.com, TransWestern Publishing's portfolio of telephone directories consists of 311 print directories in 23 states. The company serves a diversified base of over 225,000 business advertisers. Pro forma for this transaction, TransWestern Publishing had revenues of approximately $280 million in 2000.

        Thomas H. Lee Partners, L.P. is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners currently manages approximately $12 billion of committed capital. Notable transactions sponsored by the firm include Metris Companies, Fisher Scientific, Experian, Rayovac, HomeSide Lending and Snapple Beverage.


        This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the businesses of TransWestern Publishing and WorldPages will not be integrated successfully; and other economic, business, competitive and/or other factors affecting TransWestern Publishing's business generally. Detailed information about factors pertinent to the business of each of WorldPages and TransWestern Publishing that could cause actual results to differ is set forth in its filings with the SEC. TransWestern Publishing is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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